                   GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                               THREE MONTHS ENDED AUGUST 31,        SIX MONTHS ENDED AUGUST 31,

                                                  1999              1998               1999             1998
                                               -----------       -----------        -----------     -----------
Weighted average number of common shares        15,259,936        14,659,800         15,251,215      14,557,300
outstanding

Add shares issuable pursuant to warrant                  -            34,500 (1)              -          46,400 (1)
agreements less shares assumed
repurchased at the average market price

Add shares issuable pursuant to stock                    -             5,500 (1)              -           8,100 (1)
options less shares assumed repurchased
at the average market price

Add shares issuable from assumed
conversion of convertible notes                          -           624,600 (1)              -         695,500 (1)
                                               -----------       -----------        -----------     -----------

Tentative number of shares for
computation of diluted earnings per share
                                                15,259,936        15,324,400         15,251,215      15,307,300
                                               ===========       ===========        ===========     ===========

Loss applicable to common stock                $  (634,035)      $  (222,700)       $(1,029,202)    $  (779,200)

Add back interest expense for
convertible promissory notes assumed
converted                                                -            13,400 (1)              -          36,000 (1)
                                               -----------       -----------        -----------     -----------

Tentative earnings (loss) for
computation of diluted earnings per share
                                               $  (634,035)      $  (209,300)       $(1,029,202)    $  (743,200)
                                               ===========       ===========        ===========     ===========

Basic and diluted loss per common share
                                               $     (0.04)      $     (0.02)       $     (0.07)    $     (0.05)
                                               ===========       ===========        ===========     ===========


         (1) Not used in diluted earnings per share calculations as effect would be antidilutive.


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